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                                                  HYPERTENSION DIAGNOSTICS, INC.

                                                           FOR IMMEDIATE RELEASE

                                                   Contact:     Greg H. Guettler
                                                                President
                                                                (651) 687-9999


             HYPERTENSION DIAGNOSTICS EXPECTS A SIGNIFICANT INCREASE
                           IN FISCAL YEAR 2001 REVENUE

ST. PAUL, MN, November 8, 2000 - Hypertension Diagnostics, Inc. (NASDAQ
SmallCap: HDII; HDIIW; HDIIU), today announced it expects to see a significant increase in revenue for the fiscal year ending June 30, 2001. Sales of the Company's HDI/PulseWave(TM) CR-2000 Research CardioVascular Profiling System are expected to contribute more than $1.5 million to fiscal year 2001 revenue. Revenue from sales of HDI's CR-2000 Research System to international customers, domestic customers and to major pharmaceutical companies for several multi-site clinical research studies are expected to more than triple the total fiscal year 2000 revenue of $423,490. The recently announced clearance received from the U.S. Food and Drug Administration (FDA) to market the CVProfilor(TM) DO-2020 Cardiovascular Profiling System for use by physicians and other health care providers has not been factored into this revenue estimate. The Company's FDA clearance was contingent upon certain requests and requirements which were negotiated by HDI and which may require about eight weeks to fully implement before the product may be released to the marketplace.

         During fiscal year 2000, three pharmaceutical firms began using the HDI/PulseWave(TM) CR-2000 Research CardioVascular Profiling System in their multi-site clinical research trials. Then, during the first four months of fiscal year 2001, two additional pharmaceutical firms also selected the CR-2000 Research System for their multi-site clinical research trials, bringing the total number of drug manufacturers employing HDI's technology to five including:
Alteon, Inc.; AstraZeneca, LP; Parke-Davis; Pfizer, Inc. and Solvay Pharmaceuticals, Inc. The Company's patented and proprietary vascular profiling technology is also being used by the National Institutes of Health/National Heart, Lung, and Blood Institute (NIH/NHLBI) for their Multi-Ethnic Study of Atherosclerosis ("MESA") research trial - a prospective clinical study attempting to

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November 8, 2000


identify clinical markers or parameters for predicting cardiovascular disease. The MESA trial is planned to be a 10-year investigation of more than 6,000 men and women in the U.S.

         Global interest in the HDI/PulseWave(TM)CR-2000 Research System has grown substantially during the last fiscal year. The CR-2000 Research System is now being utilized by physicians and researchers in 16 countries throughout the world. These System users have contributed more than 20 new scientific publications to HDI's bibliography of more than 95 scientific and clinical abstracts and articles. The Company believes that these references strongly reinforce the scientific and clinical merit of the Company's arterial waveform analysis methodology, they help to expand the awareness for the CR-2000 Research System, and they broaden the understanding and clinical application for small artery elasticity as an early and sensitive marker for vascular disease.

         Forward-looking statements in this press release are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any forward-looking statements and to recognize that the statements are not predictions of actual future results. Actual results could differ materially from those presented and anticipated in the forward-looking statements due to the risks and uncertainties set forth in the Company's 2000 Annual Report on Form 10-KSB under the caption "Risk Factors", as well as others not now anticipated.

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Hypertension Diagnostics, HDI/PulseWave and CVProfilor are trademarks of
Hypertension Diagnostics, Inc. All rights reserved.

Website:  www.hdi-pulsewave.com